Calculation of Filing Fee Tables
F-1
KAZIA THERAPEUTICS LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, no nominal value per share	457(a)	5,350,105,500	$ 0.0219	$ 117,167,310.45	0.0001381	$ 16,180.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 117,167,310.45		$ 16,180.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,180.81
Offering Note
[1]	(1) The Ordinary Shares registered hereby are evidenced by American Depositary Shares ("ADSs"). The ADSs, each representing five hundred (500) ordinary shares, have been registered on a separate registration statement on Form F-6 as amended and filed with the Securities and Exchange Commission on June 6, 2016 (File No. 333-128681). (2) Consists of (i) 4,530,854,000 Ordinary Shares, (ii) 469,245,000 Ordinary Shares, represented by 938,490 ADSs, issued or issuable upon the exercise of the Pre-Funded Warrants and (iii) 350,006,500 Ordinary Shares, represented by 700,013 ADSs, issued or issuable upon the exercise of the placement agent warrants, issued to the Selling Shareholders in a private placement. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and maximum aggregate offering price are based on the average of the high and low prices of the registrant's ADSs on December 16, 2025, as reported on The Nasdaq Capital Market, divided by five hundred (500).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A